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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Sandra Richelmy
U.S. Bank National Association
950 17th Street, 12th floor
Denver, CO 80202
303-585-4593
(Name, address and telephone number of agent for service)

SM Energy Company
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	41-0518430 (I.R.S. Employer Identification No.)
1775 Sherman Street Ste 1200 Denver, CO (Address of Principal Executive Offices)	80203 (Zip Code)

(Title of the Indenture Securities) SM Energy Company 6 5/8% Senior Notes due 2019

 FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

2.
A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.
A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.
A copy of the existing bylaws of the Trustee.**

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

5.
A copy of each Indenture referred to in Item 4. Not applicable.

6.
The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.
Report of Condition of the Trustee as of September 30, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Denver, State of Colorado on the 15th of November, 2011.

By:	/s/ Sandra Richelmy Sandra Richelmy Assistant Vice President

 Exhibit 2

 Exhibit 3

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 15, 2011

By:	/s/ Sandra Richelmy Sandra Richelmy Assistant Vice President

 Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
1. As of 9/30/2011

($000's)

9/30/2011
Assets
Cash and Balances Due From Depository Institutions	$13,707,494
Securities	66,888,393
Federal Funds	5,954
Loans & Lease Financing Receivables	197,036,739
Fixed Assets	5,547,055
Intangible Assets	12,420,133
Other Assets	23,843,503

Total Assets	$319,449,271
Liabilities
Deposits	$226,338,015
Fed Funds	7,802,656
Treasury Demand Notes	0
Trading Liabilities	545,669
Other Borrowed Money	35,170,032
Acceptances	0
Subordinated Notes and Debentures	6,179,246
Other Liabilities	9,493,484

Total Liabilities	$285,529,102
Equity
Minority Interest in Subsidiaries	$1,912,544
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,852,553

Total Equity Capital	$33,920,169
Total Liabilities and Equity Capital	$319,449,271

QuickLinks

  Exhibit 25.1
FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
Exhibit 3
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition 1. As of 9/30/2011 ($000's)